P93000082736

Florida Department of State

Division of Corporations
Electronic Filing Cover Sheet

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(((H10000186320 3)))

H100001863203ABCV

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FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
10 AUG 23 PM 2:56

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : CORPORATE CREATIONS INTERNATIONAL INC.
Account Number : 110432003053
Phone : (561)694-8107
Fax Number : (561)694-1639

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ____________________

COR AMND/RESTATE/CORRECT OR O/D RESIGN

RESORT CLUBS INTERNATIONAL, INC.

Certificate of Status	0
Certified Copy	0
Page Count	07
Estimated Charge	$35.00

Amend
Name chg
10 8/23/10

August 20, 2010

FLORIDA DEPARTMENT OF STATE
Division of Corporations

RESORT CLUBS INTERNATIONAL, INC.
520 CHAMPIONS HILLS DRIVE
ALPHARETTA, GA 30004

SUBJECT: RESORT CLUBS INTERNATIONAL, INC.
REF: P93000082736

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

Amendments are filed in compliance with section 607.1006, Florida Statutes.

Please correct your document to reflect that it is filed pursuant to the correct statute number.

The document submitted does not meet legibility requirements for electronic filing. Please do not attempt to refax this document until the quality has been improved.

The name designated in your document is unavailable since it is the same as, or it is not distinguishable from the name of an existing entity.

Please select a new name and make the correction in all appropriate places. One or more major words may be added to make the name distinguishable from the one presently on file.

Adding "of Florida" or "Florida" to the end of a name is not acceptable.

The document number of the name conflict is P10000003740 - PH ENVIRONMENTAL SOLUTIONS, INC..

If you have any questions concerning the filing of your document, please call (850) 245-6964.

Irene Albritton
Regulatory Specialist II

FAX Aud. #: H10000186320
Letter Number: 610A00020085

RECEIVED 2010 AUG 23 AM 10: SECRETARY OF STATE TALLAHASSEE, FLORIDA

P.O BOX 6327 – Tallahassee, Florida 32314

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF
RESORT CLUBS INTERNATIONAL, INC

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
10 AUG 23 PM 2:56

PURSUANT TO THE PROVISIONS OF SECTION 607.1006 OF THE FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT THE ARTICLES OF INCORPORATION :

FIRST: the Name of the Corporation shall be:

pH ENVIRONMENTAL INC

SECOND: The registered agent is ALVAREZ, ROBERT 9992 SE 151ST PLACE SUMMERFIELD FL 34491 US, but the Corporation may maintain offices, agencies, and places of business in any state in the United States and in foreign countries without restriction as to the place, and the Corporation may keep such books, papers and records of the Corporation not in the State of Florida as such are not required by law to be kept within the State of Florida, as the Directors may find convenient to keep such books, papers and records in such offices, agencies and place of business outside Florida.

THIRD: The nature of the business to be transacted and the objects and purpose to be promoted and carried on by the Corporation shall be to engage in any and all lawful activities.

FOURTH: The amount of the authorized capital stock of the Corporation is five hundred million (500,000,000) shares of common stock and the Series "A" , Series "B" and Series "C" preferred stock has been canceled as provided for is Article SIXTH.

FIFTH: The aggregate number of shares of common stock which this Corporation shall have authorized to issue shall be *five hundred million (500,000,000) shares at par value of* one hundredth of one cent ($.0001) per share. The common stock of the Corporation that is issued and outstanding shall be entitled to vote (100%) percent of the stockholder voting rights. Each holder of common stock shall be entitled to one vote of common stock held.

SIXTH: The aggregate number of shares of preferred stock, which this Corporation shall have authority to issue, shall be none. The preferred stock Series "A" , Series "B" and Series "C" are canceled.

a. Series "A" preferred stock which consisted of the authorized 10,000,000 million shares had no voting right and as of August 12, 2010 has no shares issued or outstanding and are deemed to be canceled as of August 12, 2010
b. Series "B" preferred stock which consisted of nine million nine hundred and ninety thousand (9,990,000) had no voting right and as of August 12, 2010 has none issued and outstanding and is canceled as of August 12, 2010

(b) Series "B" preferred stock which consisted of nine million nine hundred and ninety thousand (9,990,000) had no voting right and as of August 12, 2010 has none issued and outstanding and is canceled as of August 12, 2010

(c) Series "C" preferred stock which consisted of ten thousand (10,000) shares and was entitled to vote fifty percent (50%) of the stockholder' voting rights. The Company had issued 10,000 shares held by Robert Alvarez and as part of the Merger with pH Solutions, Inc., canceled the shares and the Corporation as of August 12, 2010, canceled the Series "C" preferred shares.

SEVENTH: Authorized stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which has been paid or delivered, shall be deemed fully paid stock and the holders of such shares shall not be liable for any further payment hereon.

The capital stock of this Corporation , after the amount of the subscription price of par value has been paid in, shall not be subject to assessment to pay debts of the Corporation , and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

EIGHTH: The members of the governing board shall be known as Directors and the number thereof shall be at least three (3) with the exact number and terms of office to be set forth the Bylaws of the Corporation ; provided that at least one-forth (1/4) of the members of the Board of Directors shall be chosen annually by the shareholders of the Corporation .

The name and address for the first Board, consisting of (1) director, is as follows

NAME	ADDRESS
Robert W. Johnson	520 CHAMPIONS HILLS DRIVE ALPHARETTA GA 30004

NINTH: The name and address of the officers, is as follows

NAME		ADDRESS
Robert W. Johnson	President	520 CHAMPIONS HILLS DRIVE ALPHARETTA GA 30004

Chad Terry CFO Secretary 520 CHAMPIONS HILLS DRIVE
ALPHARETTA GA 30004

Miles G Murphy resigned as Secretary of Resort Clubs International Inc as of June 2009

Miles G. Murphy Secretary 535 POWERS COURT AVE
ALPHARETTA GA 30004520

TENTH: This Corporation is to have perpetual existence

ELEVENTH: A director of officer of the Corporation shall not be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or an officer except for liabilities that, by express provision of the Florida Statues, as amended and in effect of Florida have similar import and effect, cannot be eliminated.

TWELFTH: The Sixth and Eleventh Articles shall not be amended or repealed except for a vote of the holder of two-thirds of all the issued and outstanding for each call of the capital stock of this Corporation that are entitled to vote. The Company with the requisite votes amended and repealed the SIXTH Article as of August 12, 2010.

THIRTEENTH: Has not been amended

FOURTEENTH: Has not been amended

FIFTEENTH: Has not been amended

SIXTEENTH: to facilitate the reverse merger between Resort Clubs International Inc a Florida Corporation and pH Solutions Inc a Colorado Corporation it was necessary to roll back the total outstanding shares of the Corporation. An immediate reverse split reducing the issued and outstanding stock by 1,000 to 1 was approved by a majority of the shareholders of the Company such that each existing share of common stock will be converted to 0.0001 shares.

THE UNDERSIGNED, being the officer and directors of the Company hereinbefore named for the Corporation to do business both within and without the State of Florida and in pursuant to the Florida Statues and the acts amendatory thereof and supplemental thereto, do make and file this Certificate, herby declaring and certifying that the facts herein stated are true.

IN WITNESS WHEREOF. The Board of Directors duly adopted the aforementioned Amendment to the Articles of Incorporation on the 12th day of August with shareholder action, as and shareholder action was required pursuant to section 607.0602 Florida Statutes an approved by a two-third (2/3) majority of all the shareholder and classes of stock authorized to vote.

Robert Johnson

By____________________
President and Director

Chad Terry

By____________________
CFO

[SIGNATURES OF A MAJORITY OF SHAREHOLDERS APPEAR ON FOLLOWING PAGES]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SHAREHOLDERS OF RESORT CLUBS INTERNATIONAL INC (a Florida Corporation)

Holiday World

Robert Johnson

PRES.

K-C Operation, Inc

Chad Terry

Robert Alvarez